Exhibit 4(d) COUNTY OF TRIMBLE, KENTUCKY and KENTUCKY UTILITIES COMPANY, a Kentucky and Virginia Corporation * * * * * LOAN AGREEMENT * * * * * Dated as November 1, 2023 * * * * * NOTICE: The interest of the County of Trimble, Kentucky, in and to this Loan Agreement has been assigned to U.S. Bank Trust Company, National Association, as Trustee, under the Indenture of Trust dated as of November 1, 2023

TABLE OF CONTENTS Page - i - RECITALS ................................................................................................................................................... 1 ARTICLE I DEFINITIONS ......................................................................................................................... 2 Section 1.1 Definitions ......................................................................................................................... 2 ARTICLE II REPRESENTATIONS, WARRANTIES, AND COVENANTS ............................................ 2 Section 2.1 Representations, Warranties, and Covenants by the Issuer ............................................... 2 Section 2.2 Representations, Warranties, and Covenants by the Company ......................................... 3 ARTICLE III COMPLETION AND OWNERSHIP OF THE PROJECT ................................................... 4 Section 3.1 Completion and Equipping of the Project ......................................................................... 4 Section 3.2 Agreement as to Ownership of the Project ....................................................................... 4 Section 3.3 Use of the Project .............................................................................................................. 4 Section 3.4 Financing of Additional Facilities ..................................................................................... 4 ARTICLE IV ISSUANCE OF 2023 SERIES A BONDS; APPLICATION OF PROCEEDS .................... 4 Section 4.1 Agreement to Issue 2023 Series A Bonds; Application of 2023 Series A Bond Proceeds4 Section 4.2 Disbursements from the Construction Fund ..................................................................... 4 Section 4.3 Completion of the Project ................................................................................................. 4 Section 4.4 Investment of Moneys in the Bond Fund, Construction Fund, and the Rebate Fund ....... 5 Section 4.5 Opinion of Bond Counsel ................................................................................................. 5 Section 4.6 First Mortgage Bonds........................................................................................................ 5 ARTICLE V PROVISIONS FOR PAYMENT ............................................................................................ 6 Section 5.1 Loan Payments and other Amounts Payable ..................................................................... 6 Section 5.2 Payments Assigned ........................................................................................................... 7 Section 5.3 Taxes and other Governmental Charges ........................................................................... 7 Section 5.4 Obligations of the Company Unconditional ..................................................................... 8 Section 5.5 Rebate Fund ...................................................................................................................... 8 Section 5.6 Redemption of the 2023 Series A Bonds in Advance of Scheduled Maturity .................. 8 Section 5.7 Cancellation of 2023 Series A Bonds ............................................................................... 8 ARTICLE VI MAINTENANCE; DAMAGE, DESTRUCTION, AND CONDEMNATION; USE OF NET PROCEEDS; INSURANCE ......................................................................................................................... 8 Section 6.1 Maintenance ...................................................................................................................... 8 Section 6.2 Insurance ........................................................................................................................... 9 ARTICLE VII SPECIAL COVENANTS ..................................................................................................... 9 Section 7.1 No Warranty of Condition or Suitability by the Issuer ..................................................... 9 Section 7.2 The Company to Maintain its Corporate Existence; Conditions under which Exceptions are Permitted ........................................................................................................................................... 9 Section 7.3 Financial Statements ....................................................................................................... 10 Section 7.4 Further Assurances and Corrective Instruments ............................................................. 10 Section 7.5 The Issuer Representative ............................................................................................... 10

TABLE OF CONTENTS Page - ii - Section 7.6 The Company Representative ......................................................................................... 10 Section 7.7 Financing Statements ...................................................................................................... 10 Section 7.8 The Company’s Performance under Indenture ............................................................... 11 ARTICLE VIII ASSIGNMENT; INDEMNIFICATION; REDEMPTION ............................................... 11 Section 8.1 Assignment ..................................................................................................................... 11 Section 8.2 Release and Indemnification Covenants ......................................................................... 11 Section 8.3 Assignment of Interest in Agreement by the Issuer ........................................................ 11 Section 8.4 Redemption of 2023 Series A Bonds .............................................................................. 11 Section 8.5 Reference to 2023 Series A Bonds Ineffective after 2023 Series A Bonds Paid ............ 12 ARTICLE IX EVENTS OF DEFAULT AND REMEDIES ...................................................................... 12 Section 9.1 Events of Default Defined ............................................................................................... 12 Section 9.2 Remedies on Default ....................................................................................................... 13 Section 9.3 No Remedy Exclusive ..................................................................................................... 14 Section 9.4 Agreement to Pay Reasonable Attorneys’ Fees and Expenses ....................................... 14 Section 9.5 Waiver of Events of Default ........................................................................................... 14 ARTICLE X PREPAYMENT OF LOAN .................................................................................................. 14 Section 10.1 Options to Prepay Loan ............................................................................................... 15 Section 10.2 Additional Option to Prepay Loan .............................................................................. 15 Section 10.3 Obligations to Prepay Loan ......................................................................................... 16 Section 10.4 Notice of Prepayment; Redemption Procedures ......................................................... 17 Section 10.5 Relative Position of this Article and Indenture ........................................................... 17 Section 10.6 Concurrent Discharge of First Mortgage Bonds ......................................................... 17 ARTICLE XI MISCELLANEOUS ............................................................................................................ 18 Section 11.1 Term of Agreement ..................................................................................................... 18 Section 11.2 Notices ........................................................................................................................ 18 Section 11.3 Binding Effect; Bond Counsel Opinions ..................................................................... 19 Section 11.4 Severability ................................................................................................................. 19 Section 11.5 Amounts Remaining in Bond Fund and Rebate Fund ................................................. 19 Section 11.6 Amendments, Changes, and Modifications ................................................................ 20 Section 11.7 Execution in Counterparts ........................................................................................... 20 Section 11.8 Applicable Law ........................................................................................................... 20 Section 11.9 Interpretation ............................................................................................................... 20 Section 11.10 No Pecuniary Liability of the Issuer ........................................................................... 20 Section 11.11 Payments Due on other than Business Days ............................................................... 20 SIGNATURE PAGE ................................................................................................................................ S-1 EXHIBIT A – PROJECT DESCRIPTION ............................................................................................... A-1

- 1 - LOAN AGREEMENT This LOAN AGREEMENT (this “Agreement”), dated as of November 1, 2023, by and between the COUNTY OF TRIMBLE, KENTUCKY (the “Issuer”), a public body corporate and politic duly created and existing as a county and political subdivision under the Constitution and laws of the Commonwealth of Kentucky, and KENTUCKY UTILITIES COMPANY, a corporation organized and existing under the laws of Kentucky and Virginia (the “Company”); WITNESSETH: WHEREAS, all capitalized terms not otherwise defined in this preamble shall have the meanings set forth in Article I hereof, unless the context or use clearly indicates another meaning or intent; and WHEREAS, the Issuer is a county and political subdivision organized and existing under the Constitution and laws of the Commonwealth of Kentucky (the “Commonwealth”) and as such is authorized under the Industrial Buildings and Pollution Control Facilities for Cities and Counties Act, as amended, KRS 103.200 to 103.285, to issue its environmental facilities revenue bonds for the purposes of financing the acquisition, construction, installation, and equipping of an “industrial building” (as defined in the Act) and to loan the proceeds of such bonds to any person to finance the acquisition of “industrial buildings,” including specifically any buildings, structures, and facilities, including machinery, equipment, and furnishings suitable for the manufacturing of any commercial product, including solid waste disposal facilities related to electrical generating facilities, so as to accomplish thereby the public purposes of promoting the economic development of the Commonwealth, relieving conditions of unemployment, and encouraging the increase of industry therein, provided that such bonds are payable solely from the loan payments and other revenues derived in respect of such loan and do not constitute an indebtedness of the Issuer, the Commonwealth, or any agency or political subdivision thereof within the meaning of the Constitution and laws of the Commonwealth; and WHEREAS, Kentucky Utilities Company, is a for profit corporation that is organized and existing under the laws of the Commonwealth and the Commonwealth of Virginia (“Virginia”) for the purpose, among others, of acquiring, constructing, installing, and equipping buildings, structures, and facilities, including machinery, equipment, and furnishings suitable for the manufacturing of one or more commercial products, including solid waste disposal facilities related to electrical generating facilities, including the improvements associated with the Trimble Generating Station located within the jurisdictional boundaries of the Issuer; and WHEREAS, the Company has applied to the Issuer for a loan, which, together with other available funds, will be used to finance the acquisition, construction, improvement and equipping of certain buildings, structures, and facilities, including machinery, equipment, and furnishings suitable for the manufacturing of one or more commercial products, including solid waste disposal facilities related to electrical generating facilities, to be located at the Trimble Generating Station; and WHEREAS, the Issuer has, by an ordinance duly enacted on November 8, 2023, undertaken pursuant to the Act, to issue its environmental facilities revenue bonds and loan the proceeds thereof to the Company in order to finance the Project, and the Issuer has found and declared in the Bond Ordinance that the financing of the Project will further the public purposes of the Act by promoting the economic development of the Commonwealth, relieving conditions of unemployment, and encouraging the increase of industry therein; and

- 2 - WHEREAS, the Bond Ordinance authorizes the Issuer to issue its environmental facilities revenue bonds as fully registered bonds in the aggregate principal amount of $60,000,000 for the purpose of lending the proceeds thereof to the Company to finance the costs of the Project; and WHEREAS, the Issuer intends to issue one series of its industrial building revenue bonds pursuant to the Act and the Indenture of Trust, dated as of November 1, 2023, by and between the Issuer and U.S. Bank Trust Company, National Association, as trustee, in the principal amount of $60,000,000 to finance a portion of the costs of the Project, the bonds to be issuable as fully registered bonds and to be designated “County of Trimble, Kentucky Environmental Facilities Revenue Bonds, 2023 Series A (Kentucky Utilities Company Project)”; and WHEREAS, to provide for and secure the payment of the principal of, premium, if any, and interest on the Bonds, the Issuer, pursuant to the Indenture, has pledged the Trust Estate and any other amounts held in any fund or account established pursuant to the Indenture (other than the Rebate Fund, as defined in the Indenture) and has granted to the Trustee a security interest in and assigned to the Trustee the Trust Estate, any other amounts held in any fund or account established pursuant to the Indenture (other than the Rebate Fund), and all of its right, title, and interest in and to this Agreement. NOW, THEREFORE for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree each with the other, as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. The terms used in this Agreement, except as otherwise defined herein and unless the context requires otherwise, have the meanings set forth in the Indenture. All accounting terms not otherwise defined in the Indenture or herein have the meanings assigned to them in accordance with generally accepted accounting principles then in effect. ARTICLE II REPRESENTATIONS, WARRANTIES, AND COVENANTS Section 2.1 Representations, Warranties, and Covenants by the Issuer. The Issuer represents, warrants, and covenants that: (a) The Issuer is a county and political subdivision duly organized and existing under the laws of the Commonwealth and Virginia. (b) The Issuer has the power to enter into the Indenture, this Agreement, and the Tax Regulatory Agreement, and to carry out its obligations hereunder and thereunder, and neither the execution and delivery of any such agreements or instruments or the 2023 Series A Bonds nor performance by the Issuer of any of its obligations hereunder or thereunder will violate or constitute a default under any provision of law or regulation, or any writ, order, or decree of any court or governmental agency, or any indenture, agreement, or other undertaking to which the Issuer is a party or by which it is bound. (c) The Issuer has duly accomplished all conditions necessary to be accomplished by the Issuer before issuance and delivery of the 2023 Series A Bonds and the execution and delivery of the Indenture, this Agreement, the Tax Regulatory Agreement, and the Bond Purchase Agreement. (d) The Indenture, this Agreement, the Tax Regulatory Agreement, and the Bond Purchase Agreement have been duly executed and delivered by the Issuer and constitute legal, valid, and binding obligations of the Issuer in accordance with their respective terms.

- 3 - (e) The Project Site is located within the Issuer’s jurisdictional boundaries. Section 2.2 Representations, Warranties, and Covenants by the Company. The Company represents, warrants, and covenants that: (a) The Company (1) is a corporation duly incorporated, validly existing, and in good standing under the laws of the Commonwealth of Kentucky and Virginia; (2) is duly qualified, authorized, and licensed to transact business in each jurisdiction wherein failure to qualify would have a material adverse effect on the conduct of its business; and (3) is not in violation of any provision of its Articles of Incorporation, its Bylaws, or any laws of the Commonwealth of Kentucky relevant to the transactions contemplated hereby or in connection with the issuance of the 2023 Series A Bonds. (b) The Company has full and complete legal power and authority to execute and deliver this Agreement, the Tax Regulatory Agreement, the First Mortgage Indenture Supplement, and the First Mortgage Bonds to be issued pursuant thereto, and has by proper corporate action duly authorized the execution and delivery of this Agreement, the First Mortgage Indenture Supplement, and the First Mortgage Bonds. (c) No Event of Default, and no event of the type described in clauses (a) through (e) of Section 9.1 hereof, has occurred and is continuing and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or a default under any agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which any of the property or assets of the Company is or may be subject which would impair in any material respect its ability to carry out its obligations under this Agreement, the First Mortgage Indenture Supplement, the First Mortgage Bonds, or the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement, the First Mortgage Indenture Supplement, the First Mortgage Bonds, the consummation of the transactions contemplated hereby or thereby or by the Indenture, nor the fulfillment of or compliance with the terms and conditions hereof or thereof conflicts with or results in a breach of the terms, conditions, or provisions of any corporate restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default under any of the foregoing, or, other than the lien of the First Mortgage Indenture and other liens contemplated by the Indenture and Loan Agreement, results in the creation or imposition of any prohibited lien, charge, or encumbrance upon any of the property or assets of the Company under the terms of any instrument or agreement. (d) All of the documents, instruments, and written information furnished by the Company on behalf of the Company to the Issuer or the Trustee in connection with the issuance of the 2023 Series A Bonds are true and correct in all material respects as of the date of delivery thereof. (e) Acquisition, construction, and installation of the Project will be accomplished and the Project will be utilized substantially in accordance with the purposes of the Project and in conformity with all applicable zoning, planning, building, environmental, and other applicable governmental regulations and all permits, variances, and orders issued or granted pursuant thereto, and consistently with the Act. (f) The Company has used, is currently using, and presently intends to use or operate the Project in an manner consistent with the purposes of the Project and the Act until the date on which the 2023 Series A Bonds have been fully paid and knows of no reason why the Project will not be so operated. (g) The representations made by the Company in the Tax Regulatory Agreement are true and correct in all material respects as of the date thereof.

- 4 - The Company need not comply with the covenants or representations in this Section if and to the extent that the Issuer and the Company receive a Favorable Opinion of Bond Counsel regarding such noncompliance. ARTICLE III COMPLETION AND OWNERSHIP OF THE PROJECT Section 3.1 Completion and Equipping of the Project. The Company represents that it will cause the Project to be acquired, constructed, equipped, installed, and placed in service, as herein provided, on the Project Site. Section 3.2 Agreement as to Ownership of the Project. The Issuer and the Company agree that title to and ownership of the Project shall remain in and be the sole property of the Company in which the Issuer shall have no interest. The Project is acknowledged to be subject to the lien of the First Mortgage Indenture. Notwithstanding any other provision hereof, the Company shall be permitted to sell or otherwise dispose of all or any portion of the Project, provided that the Company first receives a Favorable Opinion of Bond Counsel regarding such sale or disposition and provided further that upon any assignment, in whole or in part, of this Agreement, such assignment shall be in accordance with Section 8.1 hereof. Section 3.3 Use of the Project. The Issuer does hereby covenant and agree that it will not take any action during the term of this Agreement, other than pursuant to Article IX of this Agreement or Article IX of the Indenture, to interfere with the Company’s ownership of the Project or to prevent the Company from having possession, custody, use, and enjoyment of the Project. Section 3.4 Financing of Additional Facilities. The Company and the Issuer hereby recognize that additional solid waste disposal facilities at the Project Site (other than the solid waste disposal facilities that constitute the Project) have in the past been and may in the future be acquired, constructed, installed, and equipped at the Project Site, and that same may be financed with proceeds of one or more series of the Issuer’s revenue bonds issued in addition to the 2023 Series A Bonds issued pursuant to the Indenture, to the extent permitted by law. ARTICLE IV ISSUANCE OF 2023 SERIES A BONDS; APPLICATION OF PROCEEDS Section 4.1 Agreement to Issue 2023 Series A Bonds; Application of 2023 Series A Bond Proceeds. In order to provide funds to make the Loan, the Issuer will issue, sell, and deliver the 2023 Series A Bonds to the initial purchasers thereof and deposit the proceeds thereof with the Trustee into the Construction Fund held by the Trustee, for the payment of Costs of Construction of the Project as set out herein. Section 4.2 Disbursements from the Construction Fund. The money in the Construction Fund shall be applied by the Trustee, upon receipt of a Requisition from the Company, a form of which is attached as Exhibit C to the Indenture, signed by a Company Representative to pay Costs of Construction of the Project in accordance with Section 6.05 of the Indenture. Money on deposit in the Construction Fund shall be invested and reinvested in accordance with Section 7.01 of the Indenture. The Trustee may rely fully on any such request and certificate delivered pursuant to this Section and shall not be required to make any investigation in connection therewith. Section 4.3 Completion of the Project. The Company shall cause the Project to be completed with all reasonable dispatch. The Completion Date for the Project shall be evidenced to the Issuer and the Trustee by a Completion Certificate signed by a Company Representative, setting forth the Costs of Construction of the Project and stating that, except for amounts not then due and payable, or the liability

- 5 - for the payment of which is being contested or disputed in good faith by the Company, the acquisition, construction, equipping, and installation of the Project has been completed and Costs of Construction of the Project have been paid, and all costs and expenses incurred in connection therewith have been paid. Any funds remaining in the Construction Fund following the Trustee’s acceptance of the Completion Certificate shall be transferred by the Trustee to the Bond Fund. Section 4.4 Investment of Moneys in the Bond Fund, Construction Fund, and the Rebate Fund. Moneys held as a part of the Bond Fund, Construction Fund, or the Rebate Fund shall be invested or reinvested by the Trustee, at the written request of and as specifically directed by the Company, in one or more Permitted Investments. If the Trustee is not provided with written investment instructions, the Trustee shall hold such amounts uninvested in cash, without liability for interest. The written investment directions provided to the Trustee shall constitute a certification of the Company that such investments constitute Permitted Investments. The Trustee may make any and all such investments through its own investment department. Any such investments shall be held by or under the control of the Trustee. All moneys invested shall be deemed at all times a part of the fund for which such investments were made. The interest accruing thereon and any profit realized from such investments shall be credited pro rata to such fund, and any loss resulting from such investments shall be charged pro rata to such fund. The Trustee shall sell and reduce to cash a sufficient amount of applicable investments whenever the cash balance in the Bond Fund is insufficient to pay the principal of, premium, if any, and interest on the 2023 Series A Bonds or any other amount payable from the Bond Fund when due or upon any required disbursement from the Rebate Fund, respectively. The Trustee will not be liable for any investment loss (including any loss upon a sale of any investment) or any fee, tax, or other charge in respect of any investments, reinvestments, or any liquidation of investments made pursuant to this Agreement or the Indenture. The Rebate Fund shall never be commingled with any other fund or account. To the extent permitted by applicable law, the Company and the Issuer each specifically waives compliance with 12 C.F.R. § 12 and hereby notify the Trustee that no brokerage confirmations need to be sent relating to the security transactions as they occur. Notwithstanding the foregoing, to the extent the Trustee receives and invests amounts in the Bond Fund, the Construction Fund, and the Rebate Fund, the Trustee shall provide the Company and the Issuer with periodic cash transaction statements which shall include details of all investment transactions made by the Trustee with respect to such accounts. Section 4.5 Opinion of Bond Counsel. The Company need not comply with the covenants or representations herein if and to the extent that the Issuer and the Company (with a copy to the Trustee) receive a Favorable Opinion of Bond Counsel regarding such noncompliance. Section 4.6 First Mortgage Bonds. The Company covenants and agrees with the Issuer that it will, for the purpose of providing security for the 2023 Series A Bonds, execute and deliver to the Trustee the First Mortgage Bonds in aggregate principal amount equal to the aggregate principal amount of the 2023 Series A Bonds. The First Mortgage Bonds shall mature as to principal identically as in the case of the 2023 Series A Bonds and, upon the giving of a Redemption Demand to the First Mortgage Trustee and completion of other conditions precedent set forth in the First Mortgage Indenture Supplement, shall bear interest as provided in the First Mortgage Indenture Supplement. Upon the occurrence of an Event of Default under Article IX of this Agreement, that has resulted in a default in payment of the principal of, premium, if any, or interest on the 2023 Series A Bonds as and when the same come due, whether at maturity, redemption, acceleration, or otherwise, or a default in payment of the purchase price of any 2023 Series A Bond tendered for purchase, the acceleration of the maturity date of the 2023 Series A Bonds (to the extent not already due and payable) as a consequence of such Event of Default and the receipt by the First Mortgage Trustee of a Redemption Demand from the

- 6 - Trustee, the First Mortgage Bonds shall bear interest, and principal and interest thereon will be payable, in accordance with the provisions specified in the First Mortgage Indenture Supplement. Upon payment of the principal of, premium, if any, and interest on any of the 2023 Series A Bonds, whether at maturity or before maturity by redemption or otherwise, and the surrender thereof to, and cancellation thereof by, the Trustee, or upon provision for the payment thereof having been made in accordance with the provisions of Article VIII of the Indenture, First Mortgage Bonds in an amount equal to the aggregate principal amount of the 2023 Series A Bonds so surrendered and cancelled or for the payment of which provision has been made shall be deemed fully paid and the obligations of the Company thereunder terminated and such First Mortgage Bonds shall be surrendered by the Trustee to the First Mortgage Trustee, and shall be cancelled by the First Mortgage Trustee. All of the First Mortgage Bonds shall be registered in the name of the Trustee and shall be non-transferable, except to effect transfers to any successor trustee under the Indenture. ARTICLE V PROVISIONS FOR PAYMENT Section 5.1 Loan Payments and other Amounts Payable. (a) The Company hereby covenants and agrees to repay the Loan, as follows: on or before any Interest Payment Date for the 2023 Series A Bonds or any other date that any payment of interest, premium, if any, purchase price, or principal is required to be made in respect of the 2023 Series A Bonds at the times specified in accordance with the more specific provisions and requirements of the Indenture, until the principal of, premium, if any, and interest on the 2023 Series A Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, it will pay to the Trustee, for disbursement by the Trustee, as Paying Agent, or for disbursement by any Paying Agent such sums which will enable the Paying Agent to pay the amounts payable on such date, in immediately available funds, as principal of (whether at purchase, maturity, or upon redemption, acceleration, or otherwise), premium, if any, and interest on the 2023 Series A Bonds as provided in the Indenture; provided that such payments by the Company to enable the Tender Agent to pay the purchase price of 2023 Series A Bonds shall be made within the times required by Section 3.06 of the Indenture. It is understood and agreed that all payments payable by the Company under this Section are assigned by the Issuer to the Trustee, the Paying Agent, and the Tender Agent, as applicable, for the benefit of the Holders. The Company assents to such assignment. The Issuer hereby directs the Company and the Company hereby agrees to pay to the Trustee or the Paying Agent or the Tender Agent, as appropriate, at the Designated Office of the Trustee or the Paying Agent or the Tender Agent, as appropriate, all payments payable by the Company pursuant to this Section. (b) The Company will also pay the reasonable expenses of the Issuer related to the issuance of the 2023 Series A Bonds and incurred upon the request of the Company. (c) The Company will also pay the agreed upon fees and expenses of the Trustee (including those referred to in Section 10.02 of the Indenture), the Bond Registrar, the Tender Agent, and the Paying Agent under the Indenture and all other amounts which may be payable to the Trustee, the Bond Registrar, the Paying Agent, and the Tender Agent, as applicable from time to time, under the Indenture, such amounts to be paid directly to the Trustee, the Bond Registrar, the Paying Agent, and the Tender Agent for their respective own accounts as and when such amounts become due and payable. (d) The Company further agrees to hold harmless the Trustee, the Bond Registrar, and the Paying Agent against any loss, liability, or expense, including reasonable attorneys’ fees and expenses, incurred by it without negligence or bad faith on its part in connection with the issuance of the 2023 Series A

- 7 - Bonds or the acceptance or administration of the trusts under the Indenture, including the costs of defending itself against any claim or liability in connection therewith. (e) The Company covenants, for the benefit of the Holders, if applicable, to pay or cause to be paid, to the Tender Agent for deposit in the Purchase Fund, such amounts as shall be necessary to enable the Tender Agent to pay the Purchase Price of 2023 Series A Bonds delivered to it for purchase, all as more particularly described in Sections 3.04 and 3.06 of the Indenture, and, in that regard, it will maintain an account with the Tender Agent and will pay in immediately available funds, a sum which will enable the Tender Agent to pay the purchase price of 2023 Series A Bonds delivered to it for purchase, as provided in the Indenture. (f) If the Company should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due to the date of payment. Section 5.2 Payments Assigned. As set forth in Section 5.1 hereof, it is understood and agreed that this Agreement and all payments made by the Company pursuant to this Agreement (except payments pursuant to Section 5.1(b) and (c) hereof or pursuant to Section 8.2 hereof) are assigned by the Issuer to the Trustee. The Company assents to such assignment and hereby agrees that, as to the Trustee, the Paying Agent, and the Tender Agent, as applicable from time to time, its obligation to make such payments shall be absolute, irrevocable, and unconditional and shall not be subject to cancellation, termination, or abatement or to any defense or any right of set-off, counterclaim, or recoupment arising out of any breach by any party, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing by any party. Except as provided above, the Issuer hereby directs the Company and the Company hereby agrees to pay directly to the Trustee, the Paying Agent, the Bond Registrar, the Tender Agent, and the Issuer, as appropriate, all such payments payable by the Company pursuant to Section 5.1 hereof. Section 5.3 Taxes and other Governmental Charges. The Company agrees to pay during the term of this Agreement, as the same respectively become due, all taxes, assessments, and other governmental charges of any kind whatsoever that may at any time be lawfully assessed, levied, or charged against or with respect to the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as may have become due and provided further that nothing herein shall be construed as obligating the Company to pay taxes on any interest or principal on the 2023 Series A Bonds disbursed to the Holders. The Company may, at its expense and in its own name, in good faith contest any such taxes, assessments, and other governmental charges and, upon any such contest, may permit the taxes, assessments, or other governmental charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless, in the opinion of its counsel, by nonpayment of any such items the security provided pursuant to the provisions of the Indenture will be materially endangered, in which event such taxes, charges for payments in lieu of taxes, assessments, or other governmental charges shall be paid forthwith. The Issuer will cooperate fully with the Company in any such contest. If the Company shall fail to pay any of the foregoing items required by this Section to be paid by the Company, the Issuer or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Company to the one making the advancement, which amounts, together with interest thereon the Company agrees to pay at a rate which shall be one percent above the lowest minimum lending rate publicly quoted at such time as being charged by any commercial bank which is a member of the New York Clearing House on ninety-day commercial loans to its prime commercial borrowers or the maximum rate permitted by law, whichever is lesser, until

- 8 - paid; but no such advancement shall operate to relieve the Company from any default hereunder. The Company may at its expense and in its own name and behalf apply for any tax exemption or exemption from payments in lieu of taxes allowed by the Commonwealth, or any political or taxing subdivision thereof under any existing or future provision of law which grants or may grant any such tax exemption or exemption from payments in lieu of taxes. Section 5.4 Obligations of the Company Unconditional. The obligation of the Company to make the payments pursuant to this Agreement and to make any payments required in respect of the Rebate Fund as provided in Section 6.06 of the Indenture shall be absolute and unconditional. Until such time as the principal of, premium, if any, and interest on the 2023 Series A Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (a) will not suspend or discontinue any payments pursuant to this Agreement; and (b) except as provided in Article X hereof, will not terminate this Agreement for any cause including failure of title to the Project or any part thereof, any acts or circumstances that may constitute failure of consideration, destruction of, or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the Commonwealth or any political subdivision thereof or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Agreement. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance so long as such action shall be in accordance with the agreements on the part of the Company contained in the preceding sentence. The Company may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of ownership, possession, occupancy, and use of the Project, and in such event the Issuer hereby agrees to cooperate fully with the Company. Section 5.5 Rebate Fund. The Company agrees to make all payments to the Trustee and rebate all amounts to the United States of America as are required of it under the Code and the Indenture. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture. Section 5.6 Redemption of the 2023 Series A Bonds in Advance of Scheduled Maturity. Under the terms of the Indenture, the 2023 Series A Bonds are and will be subject to redemption before their scheduled maturity. The Issuer and the Company agree that, if and when the Company shall direct the Trustee to redeem and call 2023 Series A Bonds, it shall do so on behalf of the Issuer. Section 5.7 Cancellation of 2023 Series A Bonds. The cancellation by the Bond Registrar of any 2023 Series A Bond or Bonds purchased by the Company and delivered to the Bond Registrar for cancellation or of any 2023 Series A Bond or Bonds redeemed or purchased by the Issuer through funds other than funds received as Loan payments hereunder shall constitute a Loan payment equal to the principal amount of the 2023 Series A Bond or Bonds so cancelled. ARTICLE VI MAINTENANCE; DAMAGE, DESTRUCTION, AND CONDEMNATION; USE OF NET PROCEEDS; INSURANCE Section 6.1 Maintenance. So long as any 2023 Series A Bond is Outstanding, the Company will maintain, preserve, and keep the Project, or cause the Project to be maintained, preserved, and kept, in good repair, working order, and condition and will from time to time make or cause to be made all proper repairs, replacements, and renewals necessary to continue to constitute the Project as Environmental

- 9 - Facilities; provided, however, that the Company will have no obligation to maintain, preserve, keep, repair, replace, or renew any element or portion of the Project (a) the maintenance, preservation, keeping, repair, replacement, or renewal of which becomes uneconomical to the Company because of damage or destruction by a cause not within the control of the Company, or condemnation of all or substantially all of the Project or the generating facilities to which the element or unit of the Project is an adjunct, or obsolescence (including economic obsolescence), or change in government standards and regulations, or the termination by the Company of the operation of the generating facilities to which the element or unit of the Project is an adjunct, and (b) with respect to which the Company has furnished to the Issuer and the Trustee a certificate executed by the Company Representative certifying that the maintenance, preservation, keeping, repair, replacement, or renewal of such element or unit of the Project is being discontinued for one of the foregoing reasons, which shall be stated therein, and that the discontinuance of such element or unit will not adversely affect the exclusion of interest on any of the 2023 Series A Bonds from gross income for federal income tax purposes under Code Section 103(a). The Company shall have the privilege at its own expense of remodeling the Project or making substitutions, modifications, and improvements to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications, and improvements shall be included under the terms of this Agreement as part of the Project; provided, however, that the Company shall take no actions which will change or alter the basic nature of the Project as Environmental Facilities. If, before full payment of all 2023 Series A Bonds outstanding (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the Project or any portion thereof is destroyed or damaged in whole or in part by fire or other casualty, or title to, or the temporary use of, the Project or any portion thereof shall have been taken by the exercise of the power of eminent domain, and the Issuer, the Company, or the First Mortgage Trustee receives Net Proceeds from insurance or any condemnation award in connection therewith, the Company (unless it shall have exercised its option to prepay the Loan pursuant to provisions of Section 10.1(a) or (b) hereof) shall, subject to compliance with the terms of the First Mortgage Indenture, either (i) cause such Net Proceeds to be used to repair, reconstruct, restore, or improve the Project; (ii) take any action, including causing the redemption of the 2023 Series A Bonds, in whole or in part, on any date which is a Business Day, which, in the opinion of Bond Counsel, will not adversely affect the exclusion of interest on any of the 2023 Series A Bonds from gross income for federal income tax purposes under Code Section 103(a) provided that if a Credit Facility is then in effect with respect to the 2023 Series A Bonds, the Company shall reimburse the applicable Credit Facility Issuer for drawings under such Credit Facility for such redemption; provided further that if the 2023 Series A Bonds bear interest at the Flexible Rate or the Semi-Annual Rate, such redemption must occur on a date on which the 2023 Series A Bonds are otherwise subject to optional redemption. Section 6.2 Insurance. The Company agrees to insure the Project at all times in accordance with the First Mortgage Indenture. ARTICLE VII SPECIAL COVENANTS Section 7.1 No Warranty of Condition or Suitability by the Issuer. The Issuer makes no warranty, either express or implied, as to the Project or that it will be suitable for the Company’s purposes or needs. Section 7.2 The Company to Maintain its Corporate Existence; Conditions under which Exceptions are Permitted. The Company agrees that during the term of this Agreement it will maintain its existence and good standing, will continue to be a corporate entity organized under the laws of the Commonwealth and Virginia or qualified and admitted to do business in the Commonwealth and Virginia,

- 10 - and will neither dispose of all or substantially all of its assets nor consolidate with nor merge into another entity unless the acquirer of its assets or the entity with which it shall consolidate or into which it shall merge, (a) shall be a corporation or other business organization organized and existing under the laws of the United States or one of the states of the United States of America or the District of Columbia; (b) shall be qualified and admitted to do business in the Commonwealth and Virginia; (c) shall assume in writing all of the obligations and covenants of the Company herein; and (d) shall deliver a copy of such assumption to the Issuer and the Trustee. Section 7.3 Financial Statements. The Company agrees to furnish the Trustee (within 120 days after the close of each fiscal year) with an audited balance sheet and statements of income, retained earnings, and changes in cash flows showing the financial condition of the Company and its consolidated subsidiary or subsidiaries, if any, at the close of such fiscal year and the results of operations of the Company and its consolidated subsidiary or subsidiaries, if any, for such fiscal year, accompanied by an opinion of its regular independent certified public accountants that such statements fairly represent the financial condition of the Company in accordance with generally accepted accounting principles. The requirements of this Section shall be satisfied by the submission to the Trustee of the Company’s annual report on Form 10-K. The information so provided to the Trustee shall be kept in its files and is not required to be distributed to any Holder or other Person. Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on certifications of the Company). Section 7.4 Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement. Section 7.5 The Issuer Representative. Whenever under the provisions of this Agreement the approval of the Issuer is required or the Issuer is required to take some action at the request of the Company, such approval shall be made or such action shall be taken by the Issuer Representative and the Company or the Trustee shall be authorized to act on any such approval or action, and the Issuer shall have no redress against the Company or the Trustee as a result of any such action taken. Section 7.6 The Company Representative. Whenever under the provisions of this Agreement the approval of the Company is required or the Company is required to take some action at the request of the Issuer, such approval shall be made or such action shall be taken by the Company Representative and the Issuer or the Trustee shall be authorized to act on any such approval or action and the Company shall have no redress against the Issuer or the Trustee as a result of any such action taken. Section 7.7 Financing Statements. The Company shall, to the extent required by law, file and record, refile and rerecord, or cause to be filed and recorded, refiled and rerecorded, all documents or notices, including financing statements and continuation statements, required by law in order to perfect, or maintain the perfection of, the lien of the Indenture. The Issuer shall cooperate fully with the Company in taking any such action. Concurrently with the execution and delivery of the 2023 Series A Bonds, the Company shall cause to be delivered to the Trustee an opinion of counsel (a) stating that in the opinion of such counsel, either: (i) such action has been taken, as set forth therein, with respect to the recording and filing of such documents, notices, and financing statements as is necessary to perfect the lien of the Indenture under the Uniform Commercial Code of the Commonwealth; or (ii) no such action is necessary to so perfect such liens; and (b) stating the requirements for the filing of continuation statements or other

- 11 - documentation or notices in order to maintain the perfection of the lien of the Indenture, which filings the Company agrees to undertake. Section 7.8 The Company’s Performance under Indenture. The Company agrees, for the benefit of Holders to do and perform all acts and things contemplated in the Indenture to be done and performed by it. ARTICLE VIII ASSIGNMENT; INDEMNIFICATION; REDEMPTION Section 8.1 Assignment. This Agreement may be assigned by the Company without the necessity of obtaining the consent of either the Issuer or the Trustee, subject, however, to each of the following conditions: (a) No assignment (other than pursuant to Section 7.2 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and upon any such assignment the Company shall remain primarily liable for payments of the amounts specified in Section 5.1 hereof and for performance and observance of the other covenants or agreements on its part herein provided to be performed and observed to the same extent as though no assignment had been made; (b) The assignee shall assume the obligations of the Company hereunder to the extent of the interest assigned; (c) The Company shall, within thirty days after the delivery thereof, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of each such assignment and assumption of obligation; and (d) Before such assignment, the Company shall have obtained a Favorable Opinion of Bond Counsel regarding the assignment. Section 8.2 Release and Indemnification Covenants. The Company releases the Issuer from and covenants and agrees that the Issuer shall not be liable for, and agrees to indemnify and hold the Issuer harmless against, any expense or liability incurred by the Issuer, including attorneys’ fees, resulting from any loss or damage to property or any injury to or death of any person occurring on or about or resulting from any defect in the Project or from any action commenced in connection with the financing thereof. If any such claim is asserted, the Issuer agrees to give prompt notice to the Company and the Company will assume the defense thereof, with full power to litigate, compromise, or settle the same in its sole discretion, it being understood that the Issuer will not settle or consent to the settlement of the same without the consent of the Company. Section 8.3 Assignment of Interest in Agreement by the Issuer. Any assignment by the Issuer to the Trustee pursuant to the Indenture or this Agreement of any moneys receivable under this Agreement shall be subject and subordinate to this Agreement. Section 8.4 Redemption of 2023 Series A Bonds. Upon the agreement of the Company to deposit moneys in the Bond Fund in an amount sufficient to redeem 2023 Series A Bonds subject to redemption, the Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the 2023 Series A Bonds outstanding, as may be specified by the Company, on the redemption date specified by the Company.

- 12 - Section 8.5 Reference to 2023 Series A Bonds Ineffective after 2023 Series A Bonds Paid. Upon payment in full of the 2023 Series A Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and payment of all amounts required to be paid to the United States of America via the Trustee pursuant to Section 5.5 hereof and payment of all fees and charges of the Trustee (including reasonable attorneys’ fees and expenses), the Bond Registrar, the Authenticating Agent, and any Paying Agent, all references in this Agreement to the 2023 Series A Bonds, the First Mortgage Bonds, and the Trustee shall be ineffective and neither the Trustee nor the Holders thereafter have any rights hereunder except as set forth in Section 11.1 hereof. ARTICLE IX EVENTS OF DEFAULT AND REMEDIES Section 9.1 Events of Default Defined. The following shall be “Events of Default” under this Agreement and the term “Events of Default” shall mean, whenever it is used in this Agreement, one or more of the following events: (a) Failure by the Company to pay any amount required to be paid under subsections (a) and (e) of Section 5.1 hereof which results in failure to pay principal of, premium, or interest on or the purchase price of the 2023 Series A Bonds, and such failure shall cause an Event of Default under the Indenture. (b) Failure by the Company to observe and perform any covenant, condition, or agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of thirty days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time before its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if such failure is capable of being cured and corrective action is instituted by the Company within the applicable period and is being diligently pursued. (c) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership, or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Company or for a substantial part of the property or assets of the Company; or (iii) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed or unstayed for ninety days or an order or decree approving or ordering any of the foregoing shall be entered. (d) The Company shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership, or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 9.1(c) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Company or for a substantial part of the property or assets of the Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability, or fail generally to pay its debts as they become due; or (vii) take any action for the purpose of effecting any of the foregoing.

- 13 - (e) All bonds outstanding under the First Mortgage Indenture shall, if not already due, have become immediately due and payable, whether by a declaration of the First Mortgage Trustee or otherwise, and such acceleration shall not have been rescinded or annulled by the First Mortgage Trustee. (f) The occurrence of an Event of Default under the Indenture. The provisions of Section 9.1(b) hereof are subject to the following limitations: If by reason of force majeure the Company is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Company contained in Section 4.4, Section 4.6, or Section 7.2 or Article V hereof, the Company shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall mean any cause or event not reasonably within the control of the Company, including acts of God; strikes; wars or national police actions, lockouts or other industrial disturbances; acts of public enemies, including terrorists; orders of any kind of the government of the United States or of the Commonwealth or any of their departments, agencies, or officials, or any civil or military authority; evacuations and quarantines; insurrections; riots; epidemics; pandemics; plague; famine; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; typhoons; cyclones; volcanic eruptions; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery and transmission lines or pipes; or partial or entire failure of utility services. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts, and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts, and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company. Section 9.2 Remedies on Default. Whenever any Event of Default referred to in Section 9.1 hereof shall have happened and be continuing, the Trustee may take any one or more of the following remedial steps: (a) By written notice to the Company, the Trustee, on behalf of the Issuer, may declare an amount equal to the principal and accrued interest on the 2023 Series A Bonds then Outstanding to be immediately due and payable under this Agreement, whereupon the same shall become immediately due and payable. (b) The Trustee, on behalf of the Issuer, may have access to and inspect, examine, and make copies of the books and records and any and all accounts, data, and income tax and other tax returns of the Company. (c) The Trustee, on behalf of the Issuer, may take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Company under this Agreement, including any remedies available in respect of the First Mortgage Bonds. In case there shall be pending a proceeding of the nature described in Section 9.1(c) or (d) hereof, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any custodian (including a receiver, trustee, or liquidator) of the Company appointed in connection with such proceedings is hereby authorized to make such payments to the Trustee, and to pay to the Trustee

- 14 - any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution. Any amounts collected pursuant to action taken under this Section (other than the compensation and expenses referred to in the immediately prior sentence) shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the 2023 Series A Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and all reasonable and necessary fees and expenses of the Trustee and any paying agents accrued and to accrue through final payment of the 2023 Series A Bonds, and all other liabilities of the Company accrued and to accrue hereunder or under the Indenture through final payment of the 2023 Series A Bonds have been paid, such amounts so collected shall be paid to the Company. Section 9.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Holders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained. Section 9.4 Agreement to Pay Reasonable Attorneys’ Fees and Expenses. If the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee. Section 9.5 Waiver of Events of Default. If, after the acceleration of the maturity of the outstanding 2023 Series A Bonds by the Trustee pursuant to the Indenture, and before any judgment or decree for the appointment of a receiver or for the payment of the moneys due shall have been obtained or entered, the Company shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all 2023 Series A Bonds and the principal of, and premium, if any, on any and all 2023 Series A Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and premium, if any, and overdue installments of interest, at the rate per annum which is one percent above the highest rate borne by any 2023 Series A Bond, until paid), and such amounts as shall be sufficient to cover all expenses of the Trustee in connection with such default, and all defaults under the Indenture and this Agreement, other than nonpayment of principal of 2023 Series A Bonds which shall have become due by said declaration, shall have been remedied, and such Event of Default under the Indenture shall be deemed waived by the Trustee in accordance with Section 9.11 of the Indenture with the consequence that under the Indenture such acceleration is rescinded, then the Company’s default hereunder shall be deemed to have been waived by the Issuer and no further action or consent by the Trustee or the Issuer shall be required. If any agreement or covenant contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. ARTICLE X PREPAYMENT OF LOAN

- 15 - Section 10.1 Options to Prepay Loan. The Company shall have, and is hereby granted, options to prepay the Loan in whole and to cancel or terminate this Agreement on any Business Day at any time the Company so elects, if certain events shall have occurred within the 180 days preceding the giving of written notice by the Company to the Trustee of such election, as follows: (a) If the Project or a portion thereof or other property of the Company in connection with which the Project is used shall have been damaged or destroyed to such an extent so as, in the judgment of the Company, to render the Project or other property of the Company in connection with which the Project is used unsatisfactory to the Company for its intended use and such condition shall continue for a period of six months; (b) There shall have occurred condemnation of all or substantially all of the Project or the taking by eminent domain of such use or control of the Project or other property of the Company in connection with which the Project is used so as, in the judgment of the Company, to render the Project or other property of the Company in connection with which the Project is used unsatisfactory to the Company for its intended use; (c) If this Agreement shall become void or unenforceable or impossible of performance by reason of any changes in the Constitution of the Commonwealth or the Constitution of the United States of America or by reason of legislative or administrative action, whether state or federal, or any final decree, judgment, or order of any court or administrative body, whether state or federal; or (d) A final order or decree of any court or administrative body after the issuance of the 2023 Series A Bonds shall require the Company to cease a substantial part of its operations at the Trimble County Generating Station to such extent that the Company will be prevented from carrying on its normal operations at such location for a period of six months. In the case of prepayment pursuant to this Section (or if any 2023 Series A Bonds be redeemed in whole or in part pursuant to Section 6.1 hereof), the Loan prepayment price shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to redeem all 2023 Series A Bonds then outstanding (or, in the case any 2023 Series A Bonds are redeemed in part pursuant to Section 6.1 hereof, such portion of the 2023 Series A Bonds then outstanding) under the Indenture at a price equal to 100% of the principal amount thereof plus interest accrued and to accrue to the date of redemption of the 2023 Series A Bonds and to pay all reasonable and necessary fees and expenses of the Trustee and any Paying Agents and all other liabilities of the Company accrued and to accrue hereunder to the date of redemption of the 2023 Series A Bonds. In order to exercise any option to prepay the Loan and to cancel or terminate this Agreement by reason of the occurrence of any of the events mentioned in (a) through (d) above, the Company is required to give written notice to the Trustee of its election to prepay the Loan within 180 days of the occurrence of any of the events mentioned in (a) through (d) above. Section 10.2 Additional Option to Prepay Loan. The Company shall have, and is hereby granted, further options, to the extent that the 2023 Series A Bonds are, from time to time, subject to optional redemption, during any period of optional redemption, to prepay all, or any portion, of the relevant and applicable Loan payments due or to become due hereunder by depositing with the Trustee moneys sufficient to pay, together with other funds deposited with the Trustee and available for such purpose, the principal of and applicable premium, if any, and accrued interest, through the date of redemption (which must be a Business Day), on all or any portion of the 2023 Series A Bonds then outstanding under the Indenture and, upon depositing with the Trustee moneys sufficient to pay the principal, applicable premium, if any, and accrued interest, through the date of redemption, on all 2023 Series A Bonds then outstanding under the Indenture, as well as all reasonable and necessary expenses of the Trustee and any Paying Agents and all other liabilities of the Company accrued and to accrue hereunder, to cancel or terminate the term of this Agreement.

- 16 - Section 10.3 Obligations to Prepay Loan. (a) Mandatory Redemption upon Determination of Taxability. The Company shall be obligated to prepay the entire Loan or any part thereof, as provided below, before the required full payment of the 2023 Series A Bonds (or before making provision for payment thereof in accordance with the Indenture) on the 180th day (or such earlier date as may be designated by the Company), which, in every case, must be a Business Day, upon the occurrence of a Determination of Taxability. The Issuer and the Company shall take all actions required to mandatorily redeem the 2023 Series A Bonds at the cost of the Company upon the terms specified in this Agreement and in Article IV of the Indenture following the occurrence of a Determination of Taxability, including prepaying appropriate amounts due on the 2023 Series A Bonds in order to effect such redemption. The 2023 Series A Bonds shall be redeemed by the Issuer, in whole, or in such part as described below, at a redemption price equal to 100% of the principal amount thereof, without redemption premium, plus accrued interest, if any, to the redemption date, within 180 days following a Determination of Taxability. For purposes of this Section, a “Determination of Taxability” shall mean the receipt by the Trustee of written notice from a current or former registered owner of a 2023 Series A Bond or from the Company or the Issuer of: (1) the issuance of a published or private ruling or a technical advice memorandum by the Internal Revenue Service in which the Company participated or has been given the opportunity to participate, and which ruling or memorandum the Company, in its discretion, does not contest or from which no further right of administrative or judicial review or appeal exists; or (2) a final determination from which no further right of appeal exists of any court of competent jurisdiction in the United States in a proceeding in which the Company has participated or has been a party, or has been given the opportunity to participate or be a party, in each case, to the effect that as a result of a failure by the Company to perform or observe any covenant or agreement or the inaccuracy of any representation contained in this Agreement or any other agreement or certificate delivered in connection with the 2023 Series A Bonds, the interest on the 2023 Series A Bonds is included in the gross income of the owners thereof for federal income tax purposes, other than with respect to a person who is a “substantial user” or a “related person” of a substantial user within the meaning of Code Section 147; provided, however, that no such Determination of Taxability shall be considered to exist as a result of the Trustee receiving notice from a current or former registered owner of a 2023 Series A Bond or from the Issuer unless (i) the Issuer or the registered owner or former registered owner of the 2023 Series A Bond involved in such proceeding or action (A) gives the Company and the Trustee prompt notice of the commencement thereof; and (B) (if the Company agrees to pay all expenses in connection therewith) offers the Company the opportunity to control unconditionally the defense thereof, and (ii) either (A) the Company does not agree within thirty days of receipt of such offer to pay such expenses and liabilities and to control such defense; or (B) the Company shall exhaust or choose not to exhaust all available proceedings for the contest, review, appeal, or rehearing of such decree, judgment, or action which the Company determines to be appropriate. No Determination of Taxability described above will result from the inclusion of interest on any 2023 Series A Bond in the computation of minimum or indirect taxes. All of the 2023 Series A Bonds shall be redeemed upon a Determination of Taxability as described above unless, in the opinion of Bond Counsel, redemption of a portion of the 2023 Series A Bonds of one or more series or one or more maturities would have the result that interest payable on the remaining 2023 Series A Bonds outstanding after the redemption would not be so included in any such gross income. If the Issuer, the Company, or the Trustee has been put on notice or becomes aware of the existence or pendency of any inquiry, audit, or other proceedings relating to the 2023 Series A Bonds being conducted by the Internal Revenue Service, the party so put on notice shall give immediate written notice to the other parties of such matters. Promptly upon learning of the occurrence of a Determination of Taxability (whether or not the same is being contested), or any of the events described in this subsection (a), the Company shall give notice thereof to the Trustee and the Issuer.

- 17 - (b) In the case of the mandatory obligation of the Company to prepay the Loan or any part thereof after the occurrence of a Determination of Taxability, pursuant to Section 10.3(a) hereof, the Company shall be obligated to prepay such Loan or such part thereof not later than 180 days after any such final determination as specified in Section 10.3(a) hereof and to provide to the Trustee for deposit in the Bond Fund an amount sufficient, together with other funds deposited with the Trustee and available for such purpose, to redeem such 2023 Series A Bonds at the price of 100% of the principal amount thereof in accordance with Section 5.1 hereof plus interest accrued and to accrue to the date of redemption of the 2023 Series A Bonds and to pay all reasonable and necessary fees and expenses of the Trustee and any paying agents and all other liabilities of the Company accrued and to accrue hereunder to the date of redemption of the 2023 Series A Bonds. (c) If a Determination of Taxability occurs when all or any portion of the 2023 Series A Bonds are owned by any Purchaser, the Company hereby agrees to pay to such Purchaser, in addition to the redemption price of the 2023 Series A Bonds owned by such Purchaser, the following additional amounts: (1) an additional amount equal to the difference between (A) the amount of interest paid on the 2023 Series A Bonds during the Taxable Period and (B) the amount of interest that would have been paid on the 2023 Series A Bonds during the Taxable Period had the 2023 Series A Bonds borne interest at the Taxable Rate; and (2) an amount equal to any interest, penalties on overdue interest, and additions to tax (as referred to in Subchapter A of Chapter 68 of the Code) owed by such Purchaser as a result of an occurrence of a Determination of Taxability. Section 10.4 Notice of Prepayment; Redemption Procedures. It is understood and agreed by the parties hereto that in order to exercise an option granted in, or to consummate a mandatory prepayment required by, this Article, the Company shall give written notice to the Issuer and the Trustee which notice shall (a) contain the agreement of the Company to deposit moneys in the Bond Fund on or before the redemption date in an amount sufficient to redeem a principal amount of the 2023 Series A Bonds equal to the amount of the prepayment, including, in the case of a prepayment under Section 10.2 hereof, any applicable redemption premium in respect of such 2023 Series A Bonds, and any other amounts required under this Agreement; (b) specify the prepayment date (which must be a Business Day and which shall also be the redemption date); and (c) comply with Section 4.07 of the Indenture regarding the number of days’ notice the Company is required to give the Issuer and the Trustee for the redemption of 2023 Series A Bonds bearing interest in the then applicable Interest Rate Mode. Section 10.5 Relative Position of this Article and Indenture. The rights and options granted to the Company in this Article, except the option granted to the Company pursuant to Section 10.2 hereof to prepay less than all of the Loan payments, shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is otherwise in default hereunder; provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option. Section 10.6 Concurrent Discharge of First Mortgage Bonds. If any 2023 Series A Bond shall be paid and discharged pursuant to any provision of this Agreement, so that the 2023 Series A Bond is not thereafter Outstanding, a like principal amount of First Mortgage Bonds shall be deemed fully paid and the obligations of the Company thereunder terminated. Thereupon, the Trustee shall deliver to the First Mortgage Trustee such like principal amount of First Mortgage Bonds for cancellation pursuant to Section 2.22 of the Indenture.

- 18 - ARTICLE XI MISCELLANEOUS Section 11.1 Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to and including the later of the Maturity Date, or until such earlier or later time as all of the 2023 Series A Bonds shall have been fully paid (or provision made for such payment pursuant to the Indenture); provided, however, that this Agreement may be cancelled and terminated before said date if the Company shall prepay all of the Loan pursuant to Article X hereof; and provided further, however, that all obligations of the Company under Article V and Section 8.2 hereof: (a) to pay the agreed fees and expenses of the Trustee, the Tender Agent, the Bond Registrar, and any Paying Agent; and (b) to pay any amount required by Section 5.5 hereof shall continue in effect even though 2023 Series A Bonds may no longer be outstanding and this Agreement may otherwise be terminated. All representations and certifications by the Company as to all matters affecting the tax-exempt status of interest on the 2023 Series A Bonds shall be for the equal and ratable benefit, protection, and security of the Holders of the 2023 Series A Bonds and shall survive the termination of this Agreement and all obligations of the Company contained herein relating to indemnification of the Issuer, the Trustee, the Bond Registrar, the Authenticating Agent, the Tender Agent, and any Paying Agent shall survive the termination of this Agreement. Section 11.2 Notices. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: To the Issuer: County of Trimble, Kentucky P. O. Box 251 123 Church Street Bedford, Kentucky 40006 Attention: County Judge/Executive Telephone: (502) 255-7196 Facsimile: (502) 255-4618 Email: jogburn.tcjudge@gmail.com To the Trustee: U.S. Bank Trust Company National Association 435 North Whittington Parkway Louisville, Kentucky 40222 Attention: Corporate Trust Department Telephone: (502) 562-6259 Email: amy.anders@usbank.com To the Company: Kentucky Utilities Company c/o PPL Services Corporation Two North Ninth Street Allentown, Pennsylvania 18101-1179 Attention: Treasurer Telephone: (610) 774-5151 Facsimile: (610) 774-4415 Email: inserv@pplweb.com

- 19 - If to First Mortgage Trustee: The Bank of New York Mellon 500 Ross Street, 12th Floor Pittsburgh, Pennsylvania 15262 Attn: Corporate Trust Administration Telephone: (412) 236-3719 E-mail: logan.zamperini@bnymellon.com If to the Tender Agent: U.S. Bank Trust Company National Association 435 North Whittington Parkway Louisville, Kentucky 40222 Attention: Corporate Trust Department Telephone: (502) 562-6259 Email: amy.anders@usbank.com If to the Paying Agent: U.S. Bank Trust Company National Association 435 North Whittington Parkway Louisville, Kentucky 40222 Attention: Corporate Trust Department Telephone: (502) 562-6259 Email: amy.anders@usbank.com If to the Bond Registrar: U.S. Bank Trust Company National Association 435 North Whittington Parkway Louisville, Kentucky 40222 Attention: Corporate Trust Department Telephone: (502) 562-6259 Email: amy.anders@usbank.com A duplicate copy of each notice, certificate, or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company, and the Trustee may by notice given hereunder designate any further or different addresses to which subsequent notices, certificates, or other communications shall be sent. Section 11.3 Binding Effect; Bond Counsel Opinions. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, and their respective successors and assigns, subject, however, to the limitations contained in Section 7.2, Section 8.1, and Section 8.3 hereof. Section 11.4 Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. Section 11.5 Amounts Remaining in Bond Fund and Rebate Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund upon expiration or sooner termination of the term of this Agreement, as provided in this Agreement, after payment in full of the 2023 Series A Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the reasonable and necessary fees and expenses of the Trustee (including reasonable attorneys’ fees and expenses) and any Paying Agent in accordance with the Indenture and the payment in full of all other amounts required to be paid under this Agreement or the Indenture, shall belong to and be paid to the

- 20 - Company by the Trustee. Any amounts remaining in the Rebate Fund at such time shall be held, applied, and disbursed strictly and only in accordance with the provisions of Section 6.06 of the Indenture. Section 11.6 Amendments, Changes, and Modifications. After the issuance of the 2023 Series A Bonds and before payment in full of all 2023 Series A Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), except as otherwise provided in this Agreement or in the Indenture, this Agreement may not be effectively amended, changed, modified, altered, or terminated, and no provision hereof waived, without the written consent of the Trustee, given in accordance with the Indenture. Section 11.7 Execution in Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Section 11.8 Applicable Law. This Agreement shall be construed, and the obligations, rights, and remedies of the parties under this Agreement are to be determined, in accordance with the laws of the Commonwealth without regard to conflicts of laws principles, except to the extent that the laws of the United States of America may prevail. Section 11.9 Interpretation. The captions or headings in this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provisions or sections of this Agreement. The words “hereof”, “herein”, “hereto”, “hereby” and “hereunder” refer to this entire Agreement. Unless otherwise noted, all Section and Article references are to sections and articles in this Agreement. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Section 11.10 No Pecuniary Liability of the Issuer. No provision, covenant, or agreement contained in this Agreement or breach thereof shall constitute or give rise to a pecuniary liability of the Issuer or a charge upon its general credit or taxing powers. In making such covenants, agreements, or provisions, the Issuer has not obligated itself, except with respect to the Project and the application of the revenues of this Agreement, as hereinabove provided. Section 11.11 Payments Due on other than Business Days. If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in this Agreement, shall not be on a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the date provided in this Agreement, and if done on such succeeding Business Day no interest with respect to such payment shall accrue for the period after such nominal date. (Signature page to follow)

S-1 SIGNATURE PAGE TO LOAN AGREEMENT IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names by their duly authorized officers or representatives, all as of the date first written above. COUNTY OF TRIMBLE, KENTUCKY By: /s/ John D. Ogburn, Jr. John D. Ogburn, Jr. County Judge/Executive ATTEST: /s/ Susan Barnes Fiscal Court Clerk KENTUCKY UTILITIES COMPANY By: /s/ Tadd J. Henninger Tadd J. Henninger Authorized Signatory

A-1 EXHIBIT A TO LOAN AGREEMENT PROJECT DESCRIPTION * * * * * Facilities to be utilized for collecting, dewatering, processing, transporting, temporarily storing, and permanently containing solid waste, including: (a) Collecting, dewatering, and transporting ash produced by the generation of electricity; and (b) Temporarily storing ash while awaiting final disposal or containment; and (c) Closing existing ash ponds, including draining and treating water from ash ponds and permanently containing ash within in its existing storage footprint at the Trimble County Generating Station in accordance with regulatory requirements adopted by the United States Environmental Protection Agency; and (d) One or more new landfills to be used to store ash produced by the Trimble County Generating Station; and (e) Infrastructure to be used to access ash storage facilities and to transport employees or machinery and equipment thereto; and (f) Collecting, dewatering, and transporting gypsum produced by the generation of electricity; and (g) Facilities functionally related and subordinate to the new and existing solid waste facilities; and (h) Additional or substituted facilities and appurtenances, furnishings, equipment, and machinery deemed necessary for collecting, dewatering, processing, transportation, temporary storage, and final disposal and containment of solid waste, which because of changes in technology, cost, solid waste processes, regulatory requirements, and the like, are added to or substituted for the facilities described herein.